UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 29, 2011

GREEKTOWN SUPERHOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53921	27-2216916
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
555 East Lafayette, Detroit, Michigan 48226

(Address of Principal Executive Offices) (Zip Code)

(313) 223-2999

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

Exchange and Option Agreement

On March 29, 2011, a subsidiary of Greektown Superholdings, Inc. (“Greektown”) entered into an Exchange and Option Agreement (the “Exchange Agreement”) with the Charter County of Wayne Michigan ( the “County”) pursuant to which Greektown agreed to exchange a 7.62 acre parcel of land, currently used as a public parking facility, for a 1.12 acre parcel of land owned by the County and a cash payment (net of certain anticipated expenses) of approximately $10 million. (the “Exchange”).  The consummation of the Exchange is subject to a sixty day due diligence period and certain other conditions, during which period either party may elect not to proceed with the Exchange. Therefore, there can be no assurance that the Exchange will be consummated.  If the Exchange is consummated, Greektown intends to construct a valet parking facility on the acquired parcel, subject to obtaining necessary financing and applicable third party approvals.

Amendment to Credit Agreement with Comerica Bank

Greektown has reached an agreement in principle with Comerica Bank, the lender under its existing $30,000,000 revolving Credit Agreement dated June 30, 2010 (the “Credit Agreement”), pursuant to which the parties have agreed to certain modifications to the Credit Agreement.  Specifically, the Credit Agreement will be amended as follows:

•
Extend until June 30, 2012 the deadline for Greektown’s obligation to discharge and release certain existing mortgages (the “Trappers Liens”) on a small parcel of real property underlying a portion of Greektown’s casino operations;

•	Eliminate the $20 million limit on the amount of the revolver available for borrowing by Greektown at any time, such that the entire $30 million facility will be available for borrowing;

•
Eliminate the requirement that there be no debt outstanding on the revolver before and after giving effect to annual excess cash flow payments on Greektown’s outstanding 13% Senior Secured Notes due 2015;

•
Modify the Fixed Charge Coverage Ratio covenant in the Credit Agreement to exclude specified capital expenditures and to provide that the Fixed Charge Coverage Ratio will be tested only on an annual basis;

•
Reduce to Libor plus 250bps the rate of interest payable in respect of borrowings under the revolver and any letters of credit issued under the Credit Agreement prior to the discharge of the Trappers Liens;

•
Add a covenant requiring that Greektown achieve specified minimum earnings before interest, taxes, depreciation and amortization during twelve month periods ending on Greektown’s second fiscal quarter; and

•	Add a 45 day annual revolver “clean up period” during which Greektown will be required to maintain a $0 balance on the revolver for a period of 45 consecutive days.

These changes will be included in a formal amendment to the Credit Agreement, subject to final agreement on the form of definitive documentation and to approval of the amendment by the Michigan Gaming Control Board (the “MGCB”). Greektown also intends to seek approval of the MGCB to modify the fixed charge coverage ratio required to be maintained by Greektown by the MGCB in order to exclude specified capital expenditures agreed to by Comerica. There can be no assurance that necessary MGCB approvals will be obtained.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 11, 2011

GREEKTOWN SUPERHOLDINGS, INC.
By:	/s/ Clifford J. Vallier
Name:	Clifford J. Vallier
Title:	President, Chief Financial Officer and Treasurer